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Exhibit 4.6

APN: 162-16-310-003,
A portion of 162-16-310-002

Send Tax Bills To:
Venetian Casino Resort, LLC
c/o Finance Department
201 East Sands Avenue
Las Vegas, Nevada 89109-2017

Recording Request By, and
When Recorded Mail To:
Sony Ben-Moshe, Esq.
Latham & Watkins
701 "B" Street, Suite 2100
San Diego, California 92101

AMENDMENT TO
DEED OF TRUST, LEASEHOLD DEED OF TRUST,
ASSIGNMENT OF RENTS AND LEASES,
SECURITY AGREEMENT AND FIXTURE FILING

        This Amendment to Deed of Trust, Leasehold Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing (the "Amendment"), is made and effective this 20th day of August, 2004, by Venetian Casino Resort, LLC, a Nevada limited liability company ("VCR"), and Las Vegas Sands, Inc., a Nevada corporation ("LVSI"), jointly and severally as trustor (collectively, "Trustor"), to First American Title Insurance Company, a California corporation, as trustee ("Trustee"), for the benefit of U.S. Bank National Association, in its capacity as the Mortgage Notes Indenture Trustee, as beneficiary ("Beneficiary"). All capitalized terms which are used herein, and which are not otherwise defined herein, shall have the meaning as set forth in the Indenture Deed of Trust (as defined below).

RECITALS

        A.    WHEREAS, Trustor made that certain Deed of Trust, Leasehold Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing to Trustee, for the benefit of Beneficiary dated June 4, 2002 ("Indenture Deed of Trust"), which Indenture Deed of Trust was recorded in the Official Records of the County Recorder of Clark County on June 7, 2002, in Book 20020607, as Instrument 00727.

        B.    WHEREAS, VCR acquired title to a certain lot, which previously constituted a portion of the Grand Canal Shoppes, and which lot is further described on Exhibit "I," attached hereto and incorporated herein by this reference (the "Property.")

        C.    WHEREAS, the Property is intended to be encumbered by the Indenture Deed of Trust and included as part of the Land as described therein.

        NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, Trustor hereby amends the Indenture Deed of Trust as follows:

          1.     Addition of Property to the Land.    The Land is hereby amended to include the Property, and Exhibit "A" of the Indenture Deed of Trust is hereby amended by the addition of the Property as described on Exhibit "I." By executing this Amendment, Trustor irrevocably grants, bargains, sells, transfers and assigns to Trustee in trust, with power of sale, the Property described on Exhibit "I."

          2.     Remainder of Indenture Deed of Trust Valid.    Except as expressly modified above, the Indenture Deed of Trust remains unchanged and in full force and effect.

[signature page to Amendment to Deed of Trust continued on page 3]

[continued signature page to Amendment to Deed of Trust continued from page 2]

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Deed of Trust on the date and year first written above.

TRUSTOR:

VENETIAN CASINO RESORT, LLC,
a Nevada limited liability company

By:	LAS VEGAS SANDS, INC., a Nevada corporation, its managing member
	By:	/s/ Harry Miltenberger
	Print Name:	Harry Miltenberger
	Title:	VP Finance & Secretary
LAS VEGAS SANDS, INC. a Nevada corporation
By:	/s/ Harry Miltenberger
Print Name:	Harry Miltenberger
Title:	VP Finance & Secretary

STATE OF NEVADA	)
)ss.
County of Clark	)

        This instrument was acknowledged before me on August 19, 2004, by Harry Miltenberger as VP Finance/Secretary of Las Vegas Sands, Inc., as managing member of Venetian Casino Resort, LLC.

/s/ Bonnie Bruce Notary Public
STATE OF NEVADA	)
)ss.
County of Clark	)

        This instrument was acknowledged before me on August 19, 2004, by Harry Miltenberger as VP Finance/Secretary of Las Vegas Sands, Inc.

/s/Bonnie Bruce Notary Public

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AMENDMENT TO DEED OF TRUST, LEASEHOLD DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING
RECITALS